Exhibit (g)(6)

                           [ARTISAN FUNDS LETTERHEAD]


                                November 7, 2001

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts 02171

Ladies and Gentlemen:

     This is to advise you that Artisan Funds, Inc. has established a new series of shares to be known as Artisan International Small Cap Fund. In accordance with the Additional Funds provision in Section 17 of the Custodian Contract dated March 7, 1995, as amended April 27, 2000, Artisan Funds, Inc. hereby requests that you act as Custodian for the new series under the terms of the Custodian Contract.

     Please indicate your acceptance of this appointment as Custodian by executing three copies of this Letter Agreement, returning two copies to us and retaining one copy for your records.

                                ARTISAN FUNDS, INC.


                                   By: /s/ Lawrence A. Totsky
                                       --------------------------------------
                                       Lawrence A. Totsky
                                       Chief Financial Officer


Agreed to this 30th day of November 2001

STATE STREET BANK AND TRUST COMPANY

By:  /s/ Joseph L. Hooley
     ----------------------------------
     Name: Joseph L. Hooley
     Title: Executive Vice President